SECOND AMENDENT TO THE

SERIES PORTFOLIOS TRUST

OPERATING EXPENSES LIMITATION AGREEMENT

with

MAGNETAR ASSET MANAGMENT LLC

THIS SECOND AMENDMENT, dated as of the 1st day of April, 2020, to the Operating Expenses Limitation Agreement dated as of November 30, 2017, as amended April 15, 2019 (the “Agreement”) is entered into by and between Series Portfolios Trust, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Appendix A to the Expense Limitation Agreement, which may be amended from time to time (each a “Fund” and together, the “Funds”), and Magnetar Asset Management LLC (the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to reduce the Annual Limit (as defined in the Agreement) for the MProved Systematic Merger Arbitrage Fund by 0.13% and to remove references to the MProved Systematic Long-Short Fund due to the liquidation of that Fund; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended and Restated Schedule A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SERIES PORTFOLIOS TRUST on behalf its series listed on Schedule A	MAGNETAR ASSET MANAGMENT LLC

By: /s/Ryan L. Roell	By: /s/Michael Turro
Name: Ryan L. Roell	Name: Michael Turro
Title: President	Title: Chief Compliance Officer

Amended and Restated Schedule A

to the

SERIES PORTFOLIOS TRUST

OPERATING EXPENSE LIMITATION AGREEMENT

with

MAGNETAR ASSET MANAGMENT LLC

Series of Series Portfolios Trust	Operating Expense Limit as a Percentage of Average Daily Net Assets

MProved Systematic Merger Arbitrage Fund	1.37%

MProved Systematic Multi-Strategy Fund	1.75%

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